Exhibit 10.3

FINAL-EXECUTION

SECOND AMENDMENT TO THE FIRST AMENDED AND RESTATED

CREDIT AGREEMENT BY AND AMONG AMERICAN AWS-3 WIRELESS III L.L.C.,

SNR WIRELESS LICENSECO, LLC AND SNR WIRELESS HOLDCO, LLC

This Second Amendment (“Amendment”) to the First Amended and Restated Credit Agreement by and among American AWS-3 Wireless III L.L.C. (“Lender”), SNR Wireless LicenseCo, LLC (“Borrower”), SNR Wireless HoldCo, LLC (“Guarantor”), and SNR Wireless Management, LLC (“SNR”) (solely with respect to Section 5 below), dated as of October 13, 2014 and amended as of February 12, 2015 (the “Credit Agreement”) is made and entered into as of October 1, 2015.

WHEREAS, the Federal Communications Commission (“FCC”) released a Memorandum Opinion and Order, FCC 15-104 on August 18, 2015 (the “Order”), whereby it determined, among other things, that Borrower is not a Qualified Person and therefore was not entitled to receive $1,370,591,075 in bidding credits and its bid withdrawal payment must be calculated based on its gross withdrawn bid, resulting in an additional required $2,774,250 bid withdrawal payment; and

WHEREAS, as a result, among other things, of the Order, Lender, Borrower and Guarantor desire to modify certain provisions of the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein and in the Credit Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Credit Agreement on the terms and conditions contained herein.

Section 1.  The definition of “Acquisition Sub-Limit” contained in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“‘Acquisition Sub-Limit’ shall mean the dollar amount equal to the sum of (a) the net purchase price of all Licenses for which Borrower is the Winning Bidder in the Auction minus the amount of all capital contributions made by the Guarantor to the Borrower for the purpose of making payments to the FCC, plus (b) all amounts needed by Borrower to make any net bid withdrawal payments pursuant to Section 2.2(a)(ii), which shall be used solely to participate in the Auction and to pay the net winning bids for licenses for which Borrower is the Winning Bidder, including to make any required deposits or down payments to the FCC in connection therewith, and to make any such net bid withdrawal payments, plus (c) $344,095,565 (the “Additional FCC Amount”) which amount, together with the amount of the gross winning bids for those specific Licenses for which Borrower is the Winning Bidder and with respect to which Borrower will not be paying the gross winning bid amounts and with respect to which Borrower therefore understands that it will be deemed to have defaulted, pursuant to the letters exchanged between Borrower and the FCC Wireless Bureau, is equal to $1,373,365,325 plus the $181,635,840 additional payment due to the FCC in connection with such default pursuant to 47 C.F.R. §1.2104(g)(2)(ii) (calculated on an interim basis), plus (d) such amounts due to the FCC pursuant to 47 C.F.R. §1.2104(g)(2)(i) as deficiency payments in connection with such default (with respect to clause (d) only, each an “FCC Deficiency Payment”) less any over-payment of the additional payments described in clause (c) and less any Transferred License Deficiency Payment (as defined below).”

Section 2.  The following are hereby added as new subsections (iv), (v), (vi) and (vii) of Section 2.2(a) of the Credit Agreement (and the existing subsection (iv) thereof is hereby renumbered as subsection (viii) thereof):

“(iv)                        On the date on which Borrower is required to submit such Additional FCC Amount to the FCC, Lender or DISH Network Corporation (“DISH”) (solely in the event that DISH is obligated to pay the Additional FCC Amount pursuant to the Guaranty made by DISH in favor of the FCC on October 1, 2015 (the “Guaranty”)) shall transfer immediately available funds, directly to the FCC in a principal amount equal to the Additional FCC Amount, which will be deemed to be a Loan by Lender to Borrower in a principal amount equal to the Additional FCC Amount.

(v)                                 In the event that: (a) an FCC Deficiency Payment is due and owing to the FCC; and (b) as of the date such payment is due and owing to the FCC, neither Borrower nor a Borrower Subsidiary has previously consummated, or has currently entered into, a contract to sell, assign or otherwise transfer (other than to a Borrower Subsidiary in accordance with Section 6.15(a) of this Credit Agreement) any of the Licenses for which Borrower is the Winning Bidder (other than those Licenses with respect to which Borrower will not be paying the gross winning bid amounts and with respect to which Borrower therefore understands that it will be deemed to have defaulted, pursuant to the letters exchanged between Borrower and the FCC Wireless Bureau) (the “Remaining Licenses”), then on the date on which Borrower is required to submit such due and owing FCC Deficiency Payment to the FCC, notwithstanding the conditions precedent to making a Loan set forth in Section 2.4, Lender or DISH (solely in the event that DISH is obligated to make the FCC Deficiency Payment pursuant to the Guaranty) shall transfer immediately available funds directly to the FCC in a principal amount equal to the amount of such due and owing FCC Deficiency Payment, which will be deemed to be a Loan to Borrower (each, an “FCC Deficiency Payment Amount Loan”).

(vi)                              In the event that Borrower or a Borrower Subsidiary enters into any contract to sell, assign or otherwise transfer any of the Remaining Licenses in accordance with Section 6.3 of the LLC Agreement or Section 3.1 of the Intercreditor and Subordination Agreement (other than to a Borrower Subsidiary in accordance with Section 6.15(a) of this Credit Agreement),: (a) Borrower or the Borrower Subsidiary, as applicable, shall condition each and every such sale, assignment or transfer upon the assumption by the applicable purchaser, assignee or transferee (each, a “Transferee”) of the following obligations: (x) payment of the pro-rata share of all past, present and future FCC Deficiency Payments attributable to each License to be sold, assigned or transferred calculated as follows: (i) the aggregate amount of each past, present and future FCC Deficiency Payment; multiplied by (ii) ((1) the amount of the gross winning bid at Auction 97 for such License to be sold, assigned or transferred; divided by (2) the aggregate amount of the gross winning bids at Auction 97 for all the Remaining Licenses) (each, a “Transferred License Deficiency Payment”); and (y) the present and past portions of any Transferred License Deficiency Payment: (i) will first be made by Transferee via direct payment to the FCC by Transferee to satisfy any due and owing FCC Deficiency Payment then currently due and owing to the FCC; and (ii) after payment to the FCC under the immediately preceding clause (i), any amount remaining of the present and past portions of such Transferred License Deficiency Payment will be paid to Lender by Transferee, which payment to Lender shall be considered a partial prepayment of the Loans by Borrower; and (b) on any date thereafter on which Borrower is required to submit a due and owing FCC Deficiency Payment to the FCC, notwithstanding the conditions precedent to making a Loan set forth in Section 2.4, Lender or DISH (solely in the event that DISH is obligated to make the FCC Deficiency Payment pursuant to the Guaranty) shall transfer immediately available funds directly to the FCC in a principal amount equal to the result of the following formula, which will be deemed to be a Loan to Borrower: (x) the amount of such due and owing FCC Deficiency Payment; minus (y) any Transferred License Deficiency Payments required to be made to the FCC at such time (each, an “Remaining FCC Deficiency Payment Amount Loan”).  For the avoidance of doubt, Borrower acknowledges and agrees that it shall remain jointly and severally liable to the FCC with the applicable Transferee for each Transferred License Deficiency Payment.

(vii)                           Lender, Borrower and Guarantor hereby acknowledge and agree: (a) that Lender’s obligations to fund due and owing FCC Deficiency Payments under Sections 2.2(a)(v) and (vi) above are intended by the Borrower to induce the FCC to take certain actions and to forbear from taking certain actions as set forth in the letters described above notwithstanding Borrower’s deemed default in failing to pay certain gross winning bid amounts; and (b) that the FCC is the intended third-party beneficiary with respect to Lender’s obligations to fund due and owing FCC Deficiency Payments pursuant to Sections 2.2(a)(v) and (vi) with the right to enforce Lender’s obligations to fund FCC Deficiency Payment Amount Loans pursuant to Section 2.2(a)(v) above and Remaining FCC Deficiency Payment Amount Loans pursuant to Section 2.2(a)(vi) above.  In the event that multiple due and owing FCC Deficiency Payments become due and owing to the FCC on different dates, then Lender or DISH (solely in the event that DISH is obligated to make the FCC Deficiency Payment pursuant to the Guaranty) shall submit payment directly to the FCC on the corresponding date that each such applicable due and owing FCC Deficiency Payment is due and owing to the FCC in a principal amount determined pursuant to Section 2.2(a)(v) or (vi) above, as applicable, each of which will be deemed to be a Loan to Borrower. It is understood and agreed that the Lender and the Borrower intend that the Lender or DISH (solely in the event that DISH is obligated to make the FCC Deficiency Payment pursuant to the Guaranty) will fund any due and owing FCC Deficiency Payment in an amount determined pursuant to Section 2.2(a)(v) or (vi) above, as applicable, with its own funds, and not with any funds of the Borrower or any Borrower Subsidiary.  For the avoidance of doubt and to help ensure that no funds of the Borrower or any of its Subsidiaries or Affiliates are used to satisfy the obligations of the Lender or DISH (solely in the event that DISH is obligated to make the FCC Deficiency Payment pursuant to the Guaranty) to fund any due and owing FCC Deficiency Payment, it is understood and agreed that any obligation to reimburse the Lender for any due and owing FCC Deficiency Payment shall arise only following payment by the Lender or DISH (solely in the event that DISH is obligated to make the FCC Deficiency Payment pursuant to the Guaranty) in accordance with the terms of this Agreement.”

Section 3.  The following is hereby added as a new subsection (g) of Section 2.3 of the Credit Agreement:

“g.          Any present or future debt, liability or obligation Borrower or any Borrower Subsidiary now or hereafter owes to Lender under any Loan and any of the rights and remedies of Lender under this Credit Agreement shall remain in full force and effect, and Lender and its Affiliates reserve any and all rights and remedies they may have under any one or more of the Loan Documents in accordance with Applicable Law; provided however that, in the event that at any time a demand is made by the FCC in accordance with Section 1(c) of the Guaranty with respect to a Guaranteed Obligation (as defined in the Guaranty) or in accordance with Section 2 of the Guaranty with respect to any amount avoided, rescinded or recovered, and DISH fails to make timely payment pursuant to the Guaranty, then, from that time until such time as payment is made in full to the FCC (and only during such period), any indebtedness of Borrower now or hereafter held by Lender, whether directly or indirectly through any one or more of its Affiliates, shall be subordinated in right of payment to such Guaranteed Obligations (as defined in the Guaranty), and any such indebtedness collected or received by Lender after any such Guaranteed Obligation (as defined by the Guaranty) has become due from Borrower, and any amount paid to Lender or DISH on account of any subrogation, reimbursement, indemnification or contribution rights referred to in Section 9(a) of the Guaranty shall be held in trust for the FCC and shall promptly be paid over to the FCC to be credited and applied against the Guaranteed Obligations (as defined in the Guaranty); provided that, without affecting, impairing or limiting in any manner the liability of DISH under any other provision of the Guaranty, any payment on such indebtedness received by Lender or DISH at any other time shall be permitted and need not be held in trust for or paid over to the FCC. Lender, Borrower and Guarantor hereby acknowledge and agree that the FCC is an intended third-party beneficiary of this Credit Agreement with respect to, and with the right to enforce, such subordination pursuant to this Section 2.3(g).  Furthermore, Borrower and its Affiliates hereby acknowledges and agree that it and its Affiliates will not assert waiver, estoppel, laches, or any similar claim related to the failure of Lender or any of its Affiliates to exercise any claims, rights or remedies in the event such subordination is in effect or otherwise and that any statute of limitations or similar limitation will be tolled during any period in which subordination pursuant to this Section 2.3(g) is in effect.”

Section 4.  Section 8.16 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“8.16               Except solely with respect to the designation of the FCC as an intended third-party beneficiary of certain obligations described in Sections 2.2(a)(vii) and 2.3(g) of this Credit Agreement (which were added in Sections 2 and 3 of the Second Amendment to this Credit Agreement), this Credit Agreement is entered into solely for the benefit of the parties and no Person, other than the parties and their respective successors and permitted assigns, may exercise any right or enforce any obligation hereunder, and nothing herein expressed or implied will create or be construed to create any third-party beneficiary rights hereunder.  Except as otherwise expressly provided herein in Section 2.3(g) (which was added in Section 3 of the Second Amendment to this Credit Agreement), nothing in this Credit Agreement shall impair, as between the Borrower and the Borrower Subsidiaries and SNR, or as between the Borrower and the Borrower Subsidiaries and Lender, the obligations of the Borrower and the Borrower Subsidiaries to pay principal, interest, fees, and other amounts as provided in the Interest Purchase Agreement or the SNR Security Documents, or in the Intercreditor and Subordination Agreement or the Loan Documents, respectively.”

Section 5.  The following is hereby added as a new Section 8.18 of the Credit Agreement:

“8.18                  Notwithstanding any provisions of the Intercreditor and Subordination Agreement, the SNR Security Documents or the Interest Purchase Agreement to the contrary, in the event that (a) Borrower is in breach of Sections 2.1-2.4 of the Interest Purchase Agreement by failing to pay the Put Price when due following the exercise of the Put thereunder; and (b) SNR is exercising its rights to sell, assign or transfer SNR Collateral (as defined in the Intercreditor and Subordination Agreement) pursuant to an SNR Security Document and Section 3.1 of the Intercreditor and Subordination Agreement; then each of Lender, Borrower, Guarantor and SNR hereby agree that: (i) the “Interest Purchase Agreement Obligations” (as defined in the Intercreditor and Subordination Agreement), the “Obligations” (as defined in each of the SNR Security Documents) and the obligations under the Interest Purchase Agreement, shall each be deemed to include any Transferred Licensed Deficiency Payment(s) applicable to the SNR Collateral being sold, assigned or transferred; and (ii) for avoidance of doubt under the Intercreditor and Subordination Agreement and each of the SNR Security Documents, all such Obligations and Interest Purchase Agreement Obligations (including any such Transferred License Deficiency Payment(s)) shall be deemed to be owed to SNR; provided that SNR or Borrower or a Borrower Subsidiary promptly remits or causes to be promptly remitted to the FCC any Transferred Licensed Deficiency Payment applicable to the SNR Collateral being sold, assigned or transferred using the proceeds of such sale, assignment or transfer.”

Section 6.  Except as expressly amended hereby, the Credit Agreement remains in full force and effect in accordance with its terms.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

AMERICAN AWS-3 WIRELESS III L.L.C.
as Lender

By:
Name:
Title:

SNR WIRELESS LICENSECO, LLC
as Borrower

By SNR Wireless HoldCo, LLC, Its sole member
By SNR Wireless Management, LLC, Its Manager
By Atelum LLC, Its Manager

By:
Name: John Muleta
Title: Managing Member

SNR WIRELESS HOLDCO, LLC
as Guarantor

By SNR Wireless Management, LLC, Its Manager
By Atelum LLC, Its Manager

By:
Name: John Muleta
Title: Managing Member

SNR WIRELESS MANAGEMENT, LLC
(solely with respect to Section 5 above)
By Atelum LLC, Its Manager

By:
Name: John Muleta
Title: Managing Member

SIGNATURE PAGE TO THE SECOND AMENDMENT TO THE FIRST AMENDED AND RESTATED CREDIT AGREEMENT BY AND AMONG AMERICAN AWS-3 WIRELESS III, L.L.C., SNR WIRELESS HOLDCO, LLC AND SNR WIRELESS LICENSECO, LLC